UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 28, 2017

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2017, the board of directors (the “Board”) of Wells Fargo & Company (the “Company”) elected Celeste A. Clark, PhD, Theodore F. Craver, Jr., and Maria R. Morris to the Company’s Board, effective January 1, 2018. Each of Dr. Clark, Mr. Craver, and Ms. Morris is considered an independent director under the New York Stock Exchange’s corporate governance listing standards and the Company’s Corporate Governance Guidelines. Dr. Clark has been appointed to serve on the Board’s Corporate Responsibility Committee, Mr. Craver has been appointed to serve on the Board’s Audit and Examination Committee, and Ms. Morris has been appointed to serve on the Board’s Risk Committee, in each case effective January 1, 2018.

Since the beginning of 2016, Dr. Clark and Mr. Craver, certain immediate family members of Dr. Clark, Mr. Craver, and Ms. Morris, and affiliated entities of certain of their immediate family members entered into loans, other extensions of credit and/or banking or financial services transactions in the ordinary course of business with the Company’s banking and other subsidiaries. All of these lending and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment (as applicable), as those available at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features. Mr. Craver has an outstanding pension plan balance with an aggregate actuarial present value of approximately $525,000 earned from his prior employment with First Interstate Bancorp, until it was acquired by legacy Wells Fargo in 1996. No additional service-based contributions or accruals will be made to the plan balance. Payment of the plan balance is not conditioned on any future service or performance by Mr. Craver and is being made in accordance with the applicable plan document. The Company assumed the pre-existing obligation under the applicable plan following the merger of legacy Wells Fargo and Norwest Corporation in 1998.

Each of Dr. Clark, Mr. Craver, and Ms. Morris will receive customary fees and equity awards from the Company for serving as a director in accordance with the Company’s non-employee director compensation program as described in the Company’s 2017 proxy statement filed with the Securities and Exchange Commission on March 15, 2017. Under the non-employee director compensation program, they will each automatically be granted a stock award on January 2, 2018, under the Company’s Long-Term Incentive Compensation Plan having a fair market value of approximately $60,000. The number of shares of Company common stock subject to the stock award will be determined by dividing the award value by the closing price of a share of Company common stock on January 2, 2018, rounded up to the nearest whole share. The stock award vests in full on the date of grant. Additional information regarding equity awards under the non-employee director compensation program and our director deferral program under the Wells Fargo & Company Directors Stock Compensation and Deferral Plan is included in Exhibits 10(o) and 10(e) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The Company’s news release (the “News Release”) announcing the Board’s election of Dr. Clark, Mr. Craver, and Ms. Morris to the Company’s Board is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	The News Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2017	WELLS FARGO & COMPANY

	By:	/s/ Anthony R. Augliera
Anthony R. Augliera
Deputy General Counsel and Secretary